Exhibit 10.1

PROVIDENT BANKSHARES CORPORATION

STOCK PURCHASE AGREEMENT

Dated as of April 9, 2008

To Each of the Purchasers Listed in the Attached Schedule of Purchasers:

Ladies and Gentlemen:

The undersigned, Provident Bankshares Corporation, a Maryland corporation (the “Corporation”), hereby agrees with you as follows:

1. AUTHORIZATION; SALE AND PURCHASE OF SHARES AND PREFERRED STOCK

1.1 Authorization of Shares and Preferred Stock. The Corporation has duly authorized the issuance and sale of up to an aggregate of 1,422,110 shares (the “Shares”) of common stock, $1.00 par value of the Corporation (the “Common Stock”), and up to an aggregate of 51,215 shares of its Series A Mandatory Convertible Non-Cumulative Preferred Stock (the “Preferred Stock”). As applicable, the Shares and the Preferred Stock are sometimes referred to herein as the “Securities”.

1.2 Sale and Purchase of the Shares and/or the Preferred Stock. Subject to the terms and conditions herein provided, the Corporation hereby agrees to sell to the several purchasers listed in the Schedule of Purchasers attached as Schedule I hereto (each, a “Purchaser” and collectively the “Purchasers”), and each Purchaser, severally and not jointly, agrees to purchase from the Corporation, at the Closing provided for in Section 2 hereof, up to that number of Shares and/or that number of shares of Preferred Stock specified opposite its name in the Schedule of Purchasers. The per share purchase price for the Securities shall be equal to the price per share as reflected on the signature pages hereof. Purchasers of the Preferred Stock agree to purchase such Preferred Stock consistent with the terms, powers, preferences, and other rights as set forth in the Form of Articles Supplementary to the Articles of Incorporation of Provident Bankshares Corporation relating to such Preferred Stock attached hereto as Exhibit A (the “Articles Supplementary”). Each Purchaser’s obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any person or entity for the performance or nonperformance by any other Purchaser hereunder. Each Purchaser understands and acknowledges that it has made its own review of the investment merits and risks of the Securities.

1.3 On the date hereof, the Corporation and each Purchaser are entering into that certain Registration Rights Agreement, between the Corporation and each Purchaser, in the form of Exhibit B hereto, which provides the Purchasers with certain registration rights with respect to the Shares and the shares of Common Stock issuable upon conversion of the Preferred Stock being purchased hereunder (the “Registration Rights Agreement”, together with this Agreement, the Articles Supplementary and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”).

2. THE CLOSING.

2.1 Time and Place of the Closing. Subject to Section 3 hereof, payment of the purchase price for and delivery of the Shares and the Preferred Stock shall be made at the offices of Muldoon Murphy & Aguggia LLP, or at such other place or in such other manner as may be agreed upon by the Corporation and the Purchasers, at 10:00 a.m., New York City time, on —, 2008, or at such other time or date as the Purchasers and the Corporation may mutually determine (such date and time of payment and delivery being herein called the “Closing Date”).

2.2 Delivery of and Payment for the Shares and/or the Preferred Stock. At the Closing, the Corporation shall deliver to each Purchaser certificates evidencing the Securities to be purchased by it (as indicated opposite such Purchaser’s name on Schedule I hereto), dated the Closing Date and bearing appropriate legends as hereinafter provided for, and registered on the books and records of the Corporation in such Purchaser’s name, against payment in full at the Closing of the aggregate purchase price therefore by wire transfer of immediately available funds for credit to such account as the Corporation shall direct in writing prior to the Closing Date no later than 9:00 a.m., New York City time, on the Closing Date.

3. CONDITIONS TO CLOSING

3.1 Conditions to the Purchasers’ Obligations. The obligations of each Purchaser hereunder are subject to the accuracy, as of the date hereof and on the Closing Date, of the representations and warranties of the Corporation contained herein, and to the performance by the Corporation of its obligations hereunder and to each of the following additional terms and conditions:

(a) The Corporation will have furnished to the Purchasers a certificate, dated the Closing Date, executed on behalf of the Corporation by each of the Chairman and Chief Executive Officer and the Chief Financial Officer of the Corporation, stating that:

(i) The representations, warranties and agreements of the Corporation in Section 4.1 hereof are true and correct as of the Closing Date and the Corporation has complied with all its agreements contained herein; and

(ii) Such officers have carefully examined the Disclosure Materials (as defined in Section 4.1(e) hereof) and, in their opinion, as of their respective dates (except to the extent superseded by statements in later-filed documents comprising part of the Disclosure Materials), and as of the Closing Date, the Disclosure Materials do not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(b) From the date hereof to the Closing Date, there shall not have been any event or series of events, change, occurrence or development or a state of circumstances or facts (including any events, changes, occurrences, developments, state of circumstances or facts existing prior to the date hereof but which become known during such period), that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect (as defined in Section 4.1(g) hereof).

(c) Except as set forth in Section 2.1 above, any authorizations, consents, commitments, agreements, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any federal, state or local court or governmental or regulatory agency or authority or applicable stock exchange or trading market (any such court, agency, authority, exchange or market, a “Governmental Authority”) required for the consummation of the Transactions, as defined herein, shall have been obtained or filed or shall have occurred and any such orders shall have become final, non-appealable orders.

(d) The Corporation shall have executed and delivered Transaction Documents for the purchase of Securities for a minimum amount of sixty-million dollars ($60,000,000) in net proceeds to the Corporation, in the aggregate.

(e) Muldoon Murphy & Aguggia LLP, counsel to the Corporation, shall have furnished to the Purchasers its written opinion, addressed to the Purchasers and dated the Closing Date, substantially as set forth in Exhibit C hereto.

(f) The Corporation shall have made any filings, including the Articles Supplementary, and received any necessary approvals under the Maryland General Corporation Law (the “MGCL”) in order to amend its Articles of Incorporation to provide for the establishment and designation of the Preferred Stock on the terms set forth in the Articles Supplementary and the issuance of such Preferred Stock to the Purchasers of Preferred Stock.

3.2 Conditions to the Corporation’s Obligations. The obligations of the Corporation hereunder are subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of each Purchaser contained herein and to the performance by each Purchaser of its obligations hereunder and to each of the following additional terms and conditions:

(a) The Purchasers shall have received any and all necessary approvals from all Governmental Authorities necessary for the purchase by the Purchasers of the Shares and/or the Preferred Stock, as the case may be, pursuant to this Agreement, and any and all applicable waiting periods upon which such approvals are conditioned shall have expired; and

(b) Such Purchaser shall have executed each of the Transaction Documents of which it is a party and delivered the same to the Corporation.

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4. REPRESENTATIONS AND WARRANTIES

4.1 Representations, Warranties and Agreements of the Corporation. The Corporation represents and warrants to, and agrees with each Purchaser that as of the date hereof:

(a) The authorized capital stock of the Corporation consists of 100,000,000 shares of Common Stock, $1.00 par value, of which 31,729,419 shares of Common Stock shares are outstanding as of the date of this Agreement and 5,000,000 shares of preferred stock, $1.00 par value, of which no shares are outstanding as of the date of this Agreement.

(b) Since December 31, 2007, the Corporation and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), Commissioner of Financial Regulation of the Maryland Department of Labor, Licensing and Regulation (“Commissioner”) and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to have a Material Adverse Effect (as defined below). All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Corporation Reports”. As of their respective dates, the Corporation Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the Commissioner and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(c) Except as previously disclosed in writing to the Purchasers, since December 31, 2007, no change has occurred and no circumstances exist (including any changes, occurrences, circumstances or facts existing prior to December 31, 2007 but which become known on or after December 31, 2007) that is not disclosed in the Disclosure Materials (as defined below) which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect.

(d) The Corporation and each Subsidiary have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any governmental entities that are required in order to carry on their business as presently conducted and that are material to the business of the Corporation or such Subsidiary, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Corporation, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current.

(e) The Corporation has furnished to each Purchaser or otherwise made available a copy of each of the following: (i) the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC; (ii) the Corporation’s proxy statement for its Annual Meeting of Stockholders to be held on April 16, 2008, as filed with the SEC on March 12, 2008; and (iii) the Corporation’s Current Reports on Form 8-K as filed with the SEC since December 31, 2007, pursuant to the reporting requirements of the Securities and Exchange

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Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (items (i) through (iii) collectively, the “Disclosure Materials”), which Disclosure Materials include, among other things, audited consolidated financial statements of the Corporation for its fiscal years ended December 31, 2005, 2006 and 2007. As of the date hereof and as of the Closing Date, each of the documents comprising a part of the Disclosure Materials, when such documents are considered together as a whole, did not contain or will not contain any untrue statement of material fact or omitted to state or will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Based upon the representations and warranties of each Purchaser contained herein, the Corporation is not required by applicable law or regulation in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

(g) The Corporation and the Corporation’s wholly-owned subsidiary, Provident Bank of Maryland (“Provident Bank”) (i) have been duly incorporated or organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization, (ii) are duly qualified to do business and are in good standing as foreign corporations or organizations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and Provident Bank (taken as a whole), or which would not reasonably be expected to materially and adversely affect the assets or properties of the Corporation and Provident Bank (taken as a whole), or which would not reasonably be expected to materially and adversely affect the Transactions as defined herein (individually or in the aggregate, a “Material Adverse Effect”, except that the mere filing of any action, claim, suit or order relating to any actual or threatened litigation involving the Corporation, Provident Bank or any of its employees after the date of this Agreement (rather than the actual facts and circumstances underlying such action, claim, suit or order) shall not be deemed a “Material Adverse Effect”); and (iii) have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are currently engaged.

(h) All of the issued shares of capital stock of the Corporation have been duly and validly authorized and issued, are fully paid and non-assessable and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Corporation. No person has any preemptive or similar right to purchase any shares of capital stock of the Corporation. Except as disclosed in the Disclosure Materials and for the 3,287,923 shares of Common Stock reserved for issuance under the Corporation’s equity compensation or other employee benefit or compensation plans, arrangements, or agreements, there are no outstanding warrants, options or other rights to subscribe for or purchase any of the Corporation’s capital stock and no restrictions upon the voting or transfer of any capital stock of the Corporation pursuant to the Corporation’s charter or bylaws or any agreement or other instrument to which the Corporation is a party or by which the Corporation is bound.

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(i) The Securities have been duly authorized by the Corporation and, when issued and delivered by the Corporation against payment therefor in the manner contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof and the Preferred Stock shall be entitled to the rights and preferences set forth in the Articles Supplementary, and there are no preemptive rights relating to the issuance of the Securities.

(j) This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(k) The execution, delivery and performance of this Agreement, the issuance and sale of the Securities in the manner contemplated hereby, and the consummation of the transactions contemplated herein (collectively, the “Transactions”), will not (i) conflict with or constitute a violation of, or default (with the passage of time or the delivery of notice) under, (A) any bond, debenture, note or other evidence of indebtedness, or any agreement, lease, franchise, license, permit, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their property is bound, where such conflict, violation or default might reasonably be expected to have a Material Adverse Effect, or (B) to the knowledge of the Corporation, any law, administrative regulation, ordinance or judgment, order or decree of any court or governmental agency, arbitration panel or authority binding upon the Corporation or any of its Subsidiaries or any of their property, where such conflict, violation or default would reasonably be expected to have a Material Adverse Effect, or (ii) violate any of the provisions of the Articles of Incorporation, as amended, or By-laws, as amended, of the Corporation; and no consent, approval, authorization or order of, or filing or registration with any such person (including, without limitation, any such court or governmental agency or body) is required for the consummation of the Transactions by the Corporation, except such as may be required under state securities laws or Regulation D under the Securities Act, or required by The Nasdaq Stock Market, and with respect to the Preferred Stock, as required under the MGCL.

(l) The audited consolidated financial statements (including the related notes) included or incorporated in the Disclosure Materials present fairly, in all material respects, the financial condition and results of operations of the Corporation and Provident Bank, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(m) Except as disclosed in the Disclosure Materials or as previously disclosed to the Purchasers, there is no action, suit or proceeding before or by any court or governmental agency or body or any labor dispute now pending or, to the knowledge of the Corporation, threatened against the Corporation or Provident Bank, which would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Corporation, all pending legal,

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arbitral or governmental proceedings or investigations to which the Corporation or Provident Bank are a party or have been threatened, or of which any of their assets or properties is the subject which are not described in the Disclosure Materials, including ordinary routine litigation incidental to the business of the Corporation or Provident Bank, are, considered in the aggregate, not material to the Corporation and Provident Bank.

(n) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions is in effect.

(o) Except as disclosed in the Disclosure Materials, neither the Corporation nor any Subsidiary has engaged in conduct that it knew to be a violation of any applicable law or contractual obligation relating to the recruitment, hiring, extension of offers of employment, retention or solicitation of any current employee of the Corporation or any Subsidiary. To the knowledge of the Corporation, no executive officer is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and to the knowledge of the Corporation the continued employment of each such executive officer does not subject the Corporation or any of its subsidiaries to any material liability with respect to any of the foregoing matters.

(p) No broker’s, finder’s, investment banker’s or similar fee or commission has been paid or will be payable by the Corporation with respect to, or for any services rendered to the Corporation ancillary to, the offer, issue and sale of the Securities contemplated by this Agreement other than fees payable to Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) for acting as financial advisor to the Corporation in connection with the Transactions, which will be paid by the Corporation. The Corporation acknowledges that Sandler O’Neill has acted only as financial advisor to the Corporation in connection with the Transaction and not as a placement agent or underwriter in connection with the Transactions.

(q) Except as set forth in the Disclosure Materials, the Corporation does not own or control, directly or indirectly, any Subsidiary other than Provident Bank. For the purposes of this Agreement, the term “Subsidiary” shall mean any: (a) firm, corporation, partnership, limited liability company, trust or other entity (a “Person”) of which the Corporation owns (i) at least 10% of the outstanding voting capital stock (or other outstanding voting shares of beneficial interest), or (ii) at least a majority of the partnership, membership, joint venture or similar interests; (b) partnership in which the Company is a general partner; or (c) limited liability company in which the Corporation is the manager or the managing member. Except for short-term investments, the Corporation does not own any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity except as set forth in the Disclosure Materials.

(r) All material agreements to which the Corporation and its Subsidiaries is a party and which are required to have been filed by the Corporation pursuant to the Securities Act

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or the Exchange Act have been filed by the Corporation with the SEC pursuant to the requirements of the Securities Act or the Exchange Act, as applicable. Except for such agreements that have expired or terminated in accordance with their terms prior to the date hereof, each such agreement is in full force and effect and is binding on the Corporation and/or its Subsidiaries, as applicable, and, to the knowledge of the Corporation, is binding upon such other parties, in each case in accordance with its terms, and neither the Corporation, any of its Subsidiaries nor, to the knowledge of the Corporation, any other party thereto, is in breach of or default under any such agreement, which breach or default would reasonably be expected to have a Material Adverse Effect. Neither the Corporation, nor any of its Subsidiaries, has received any written notice regarding the termination of any such agreements.

(s) Each of the Corporation and its Subsidiaries has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed by it through the date hereof or had properly requested extension thereof and has paid all material taxes shown as due thereon, and any related material assessments, fines or penalties. Each of the Corporation and its Subsidiaries has made reasonably adequate charges, accruals and reserves in the applicable financial statements referred to in this Section 4.1(s) in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Corporation and its Subsidiaries has not been finally determined. The Corporation has no knowledge of a tax deficiency which has been or might be asserted or threatened against it or any of its Subsidiaries.

(t) To its knowledge, the Corporation and its Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments applicable to it, including, without limitation, all applicable local, state and federal environmental laws and regulations and the provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”) and the applicable federal and state banking laws, rules and regulations, together with the Sarbanes-Oxley Act, the “Applicable Laws”); except where failure to be so in compliance would not have a Material Adverse Effect. Neither the Corporation nor any of its Subsidiaries has received any notice of purported or actual non-compliance with Applicable Laws nor, except to the extent it would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, any notice of any material, actual or proposed changes in the existing Applicable Laws. Neither the Corporation nor any of its Subsidiaries has received any communication from any Governmental Authority (i) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (ii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance.

(u) To its knowledge, the Corporation’s Common Stock is in compliance with all the requirements of Nasdaq Stock Market for continued listing of the Common Stock thereon. Furthermore, the Corporation has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from Nasdaq, nor has the Corporation received any notification that the SEC is contemplating terminating such registration or listing.

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(v) To its knowledge, the operations of the Corporation and its Subsidiaries are and have been conducted, in all material respects, at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened.

(w) Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not intentionally directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(x) Each of the Corporation and its Subsidiaries has good and marketable title to all properties and assets reflected as owned by it in the financial statements and in the Disclosure Materials and that it otherwise purports to own, and such properties and assets are not subject to any lien, mortgage, pledge, or security interest except (i) those, if any, securing debt reflected in the financial statements included in the Disclosure Materials, or (ii) those which are not material in amount or do not adversely affect the use made and intended to be made of such property by the Corporation or its Subsidiaries. Each of the Corporation and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Disclosure Materials, each of the Corporation and its Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted.

(y) Each of the Corporation and its Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types, against such losses and in the amounts, with such insurers and subject to deductibles and exclusions as the Corporation reasonably believes are customary in the Corporation’s and its Subsidiaries’ industry and otherwise reasonably prudent, including, without limitation, insurance covering all real and personal property owned or leased by the Corporation and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(z) KPMG LLP, who will express their opinion with respect to the audited financial statements and schedules to be included as a part of the Registration Statement prior to the filing of the Registration Statement, are independent public accountants as required by the Securities Act, and the rules and regulations of the SEC thereunder.

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(aa) The Corporation has satisfied the conditions for use of Form S-3 as set forth in the General Instructions to such Form.

(bb) The Corporation is not and, after giving effect to the offering and sale of the Securities as contemplated in this Agreement will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(cc) The Corporation has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Securities.

(dd) As of December 31, 2007, Provident Bank meets or exceeds the standards necessary to be considered “adequately capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(ee) None of the Corporation, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Corporation for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Corporation are listed or designated. None of the Corporation, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

(ff) None of the officers, directors or employees of the Corporation is presently a party to any transaction with the Corporation or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Corporation, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(gg) There is no transaction, arrangement, or other relationship between the Corporation and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Corporation in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

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4.2 Representations and Warranties and Agreements of the Purchasers. Each Purchaser named on Schedule I severally and not jointly, represents and warrants to, and agrees with the Corporation that, as of the date hereof:

(a) Such Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(b) If the Purchaser is a corporation, partnership, limited liability company, trust, or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all the requisite power and authority to purchase the Securities as provided herein, and (ii) such investment has been duly authorized by all necessary action on behalf of the Purchaser.

(c) If the Purchaser is purchasing the Securities in a representative or fiduciary capacity, the representations and warranties contained herein (and in any other written statement or document delivered to the Corporation in connection herewith) shall be deemed to have been made on behalf of the person or persons for whom such Securities are being purchased.

(d) Such Purchaser is purchasing the Securities for Purchaser’s own account and not with a view to or for sale in connection with any distribution thereof in a transaction that would violate or cause a violation of the Securities Act or the securities laws of any state or any other applicable jurisdiction. If the Purchaser is an entity, the Purchaser has not been organized solely for the purpose of acquiring the Securities.

(e) Such Purchaser is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and understands and agrees that the offer and sale of the Securities to Purchasers hereunder have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from such registration requirements based on the accuracy of the Purchaser’s representations in this Section 4.2.

(f) In the normal course of such Purchaser’s business or affairs, Purchaser invests in or purchases securities similar to the Securities and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Securities. Purchaser has received and has carefully reviewed the Disclosure Materials and understands the information contained therein. Purchaser understands that the Disclosure Materials contain certain “forward-looking” information regarding the Corporation and its business, and that the Corporation’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Purchaser has had access to such financial and other information concerning the Corporation and Provident Bank as Purchaser deemed necessary or desirable in making a decision to purchase the Securities, including an opportunity to ask questions and receive answers from officers of the Corporation and to obtain additional

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information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access.

(g) Such Purchaser is not relying on the Corporation or any of its affiliates with respect to an analysis or consideration of the terms of or economic considerations relating to an investment in the Securities. In regard to such considerations and analysis, the Purchaser has relied on the advice of, or has consulted with, only his, her or its own advisors, other than those advisors of the undersigned affiliated with the Corporation or any of its affiliates.

(h) Such Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the Securities. Purchaser understands that the Securities have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Furthermore, Purchaser acknowledges that each certificate evidencing the Securities purchased hereunder will bear a legend to the effect set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Corporation, such Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Purchaser understands that except as provided in the Registration Rights Agreement, Purchaser has no right to require that the Securities, or the Common Stock into which the Preferred Stock may be converted, be registered under the Securities Act.

If the Securities become eligible for sale pursuant to Rule 144(b)(1) or any similar or successor provision, the Corporation shall within seven days, upon the request of the holder of such Securities pursuant to this Agreement, remove the legend set forth in Section 4.2(h) from the certificates for such Securities. In addition, if in connection with any transfer a holder of the Securities pursuant to this Agreement delivers to the Corporation an opinion of counsel which (to the Corporation’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that no subsequent transfer of such Securities shall require registration under the Securities Act, then the Corporation promptly upon such contemplated transfer shall deliver new certificates for such Securities which do not bear the Securities Act legend set forth in Section 4.2(h).

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(i) Such Purchaser acknowledges that Sandler O’Neill was engaged by the Corporation to act as its financial advisor in connection with the Transactions and will receive a cash fee for its services, payable by the Corporation.

(j) Each Purchaser represents and warrants that it is not required to obtain, prepare or file any authorization, approval, consent, filing or registration with any federal Governmental Authority in order to consummate the Transactions at the Closing Date.

5. ADDITIONAL AGREEMENTS

5.1 Availability of Information. The Corporation agrees to use its best efforts to timely file all periodic reports required under Sections 13(a), 15(d) and 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to maintain the listing of its Common Stock on the Nasdaq Global Select Market or other similar stock exchange following the Closing Date for so long as is required for the sale of the shares of Common Stock into which the Preferred Stock may be converted.

5.2 Form D and Blue Sky. The Corporation agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Corporation, on or before the Closing Date, shall take such action as the Corporation shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Corporation shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

5.3 Regulatory Matters. Each of the Corporation and each Purchaser agrees to use reasonable efforts to take all actions and to do all things necessary, proper or advisable to obtain any authorizations, consents, orders and approvals of all Governmental Authorities necessary for each Purchaser to purchase the Securities on the Closing Date on terms consistent with the terms set forth in this Agreement. Each Purchaser agrees to make any required filing of a notification and report form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to the transactions contemplated by this Agreement (including any proposed or contemplated open market purchases and conversion of Preferred Stock) promptly after the date of this Agreement and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act.

5.4 Publicity. Each Purchaser acknowledges that the Corporation will publicly announce the entering into this Agreement and the completion of the Transactions as soon as practicable following the date hereof and in any event not later than the second business day after the Closing Date; provided, however, that the Corporation shall not specifically name the Purchasers in a press release without the prior consent of such Purchaser. Notwithstanding the preceding paragraph, each Purchaser hereby agrees that the Corporation may specifically name Purchaser as one of the Purchasers of Securities in its periodic reports filed under the Exchange Act as required by the rules and regulations of the Exchange Act and as otherwise required in the registration statement to be filed pursuant to the Registration Rights Agreement.

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5.5 Indemnification of Purchasers. The Corporation shall indemnify and hold Purchasers harmless from and against all claims in respect of all fees paid to Sandler O’Neill in connection with this Agreement and the transactions contemplated thereby.

5.6 Confidentiality.

(a) For so long as a Purchaser owns any Securities the Purchaser agrees and agrees to cause its Representatives (as defined below) (to the extent such Representatives are provided any such confidential information by the Corporation or Purchaser), to keep confidential any information obtained from the Corporation, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by such Purchaser or its Representatives (as hereinafter defined), (ii) in the public domain through no fault of such Purchaser or its Representatives or (iii) later acquired by such Purchaser from sources other than the Corporation or Provident Bank not known by such Purchaser or its Representatives, as applicable, to be bound by any confidentiality obligation; provided that a Purchaser may disclose such information if required by judicial or administrative process or by other requirements of law or national stock exchange, subject to compliance with the following sentence. In the event any Purchaser pursuant to this Agreement or anyone to whom any of them transmit confidential information is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any such information, such Purchaser shall (x) provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy and/or waive such holder’s compliance with the provisions of this section, (y) furnish only that portion of such information that such Purchaser is advised by counsel is legally required and (z) at the Corporation’s expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. For purposes of this Agreement, “Representative” shall mean, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners or financial advisors or other person associated with, or acting for or on behalf of, such person.

5.7 Subsequent Sales of Common Stock. The Corporation shall not take any action or omit to take any action which would cause the Transactions or any portion thereof to require a vote of the Corporation’s stockholders.

5.8 Limited Right of First Refusal. Except for the issuance of securities of the Corporation (or securities convertible into or containing options or rights to acquire securities of the Corporation) (i) pursuant to any stock option plan or similar compensation arrangement adopted by the Board of Directors and any shares issued upon exercise of such options, (ii) as consideration in any merger, consolidation, acquisition or similar business combination, or (iii) as a stock dividend on any outstanding shares of Common Stock or upon any subdivision of the Common Stock, if the Corporation authorizes the issuance and sale of any shares of any Common Stock or any securities convertible into or containing options or rights to acquire any shares of Common Stock, the Corporation will first offer to each Purchaser of Preferred Stock a

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pro rata portion of such securities equal to the percentage determined by dividing (i) the sum of (A) the number of shares of Common Stock held by the Purchaser of Preferred Stock plus (B) the number of shares of Common Stock that may be acquired by the Purchaser upon the conversion of all shares of Preferred Stock held by the Purchaser, by (ii) the sum of (A) the number of shares of Common Stock then outstanding plus (B) the number of shares of Common Stock then purchasable upon exercise of all outstanding options and the conversion of all outstanding convertible securities. Each Purchaser of Preferred Stock will be entitled to purchase all or part of such securities at the same price and on the same terms as such securities are to be offered to other persons or entities. Each Purchaser of Preferred Stock must exercise its purchase rights under this Section 5.8 within ten (10) days after receipt of written notice from the Corporation describing in reasonable detail the securities being offered, the estimated purchase price thereof, the payment terms and such Purchaser’s percentage allotment. Upon the expiration of such ten (10) day period, the Corporation will be free to sell such securities which the Purchasers of Preferred Stock have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchasers of Preferred Stock. The purchase rights provided under this Section 5.8 are not transferable and shall terminate as to a Purchaser at such time as the Purchaser of Preferred Stock ceases to hold any shares of Preferred Stock.

5.9 Pledge of Securities. The Corporation acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Corporation with any notice thereof or otherwise make any delivery to the Corporation pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 4.2(h) of this Agreement; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Section 4.2(h) of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee. The Corporation hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

6. MISCELLANEOUS

6.1 Survival of Representations and Warranties. All statements contained in any officers’ certificates delivered by or on behalf of the Corporation or Provident Bank pursuant to this Agreement or in connection with the Transactions contemplated hereby will be deemed representations or warranties of the Corporation under this Agreement. All representations and warranties contained in this Agreement made by or on behalf of the Corporation or the Purchasers will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Corporation or the Purchasers, and the sale and purchase of the Securities under this Agreement, and, except for representations and warranties set forth in Section 4.1(g), (h), (i), (j), (k), (l), (m), (n) and (o) and Section 4.2(j) shall expire on the second anniversary of the Closing Date.

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6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by or against the respective successors and assigns of the parties hereto.

6.3 Notices. All written communications provided for herein are required to be sent by U.S. Certified Mail or recognized overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to such Purchaser at the address as specified for such communications in the Schedule of Purchasers attached hereto as Schedule I, or at such other address as such Purchaser may have specified to the Corporation in writing, and (ii) if to the Corporation, addressed to it at:

Provident Bankshares Corporation

114 East Lexington Street

Baltimore, Maryland 21201

Attention: Robert L. Davis, Corporate Secretary and General Counsel

or at such other address as the Corporation may have specified to the Purchasers in writing. Notices under this Section 6.3 shall be deemed given only when actually received.

6.4 Governing Law. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Maryland. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Baltimore for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.5 Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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6.6 Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

6.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

6.8 Expenses. Each Purchaser and the Corporation shall bear all expenses incurred by it in connection with the Agreement and the Transactions contemplated hereby.

6.9 Construction. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person or entity.

6.10 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchasers, the Corporation, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Corporation nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by i) the Corporation; ii) the holders of Preferred Stock representing at least a majority of the amount of the Preferred Stock then outstanding; and iii) the holders of Shares representing at least a majority of the amount of the Shares then outstanding, or, if prior to the Closing Date, the Purchasers listed on the Schedule of Purchasers as being obligated to purchase at least a majority of the amount of the Shares and a majority amount of the Preferred Stock. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of the Securities. The Corporation has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Corporation confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Corporation or otherwise.

6.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the

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Securities. The Corporation shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Preferred Stock representing at least a majority of the amount of the Preferred Stock then outstanding and the holders of Shares representing at least a majority of the amount of the Shares then outstanding. A Purchaser may assign some or all of its rights hereunder without the consent of the Corporation, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

6.12 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.13 Indemnification.

(a) In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Corporation’s other obligations under the Transaction Documents, the Corporation shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Corporation in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Corporation contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Corporation) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Corporation may be unenforceable for any reason, the Corporation shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Promptly after receipt by an Indemnitee under this Section 6.13 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 6.13, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the

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indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Purchasers holding at least a majority of the Securities issued and issuable hereunder. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 6.13, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(c) The indemnification required by this Section 6.13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(d) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

6.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.15 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction

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Document and the Corporation does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Corporation, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

6.16 Payment Set Aside. To the extent that the Corporation makes a payment or payments to the Purchasers hereunder or pursuant to any of the other Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Corporation, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Corporation acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing correctly sets forth the agreement between the Corporation and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PROVIDENT BANKSHARES CORPORATION

By:
Name:	Gary N. Geisel
Title:	Chairman and Chief Executive Officer

SEPARATE SIGNATURE PAGE FOR EACH PURCHASER ATTACHED

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SIGNATURE PAGE

PURCHASER NAME	No. of Shares to be Purchased

$
Price per Share

By:	Date:
Name:
Title:

Exact Name for Registration of Shares:

Registered Address:	Mailing Address:

Contact Person:
Telephone:
Facsimile:
Email:

Number of Shares Owned of Record or Beneficially Prior to Purchase:

*	Provide details regarding the nature of any direct or indirect beneficial ownership:

Provide information regarding any affiliation or business relationship you have or had with Provident Bankshares Corporation since January 1, 2004 (other than through stock ownership):

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SCHEDULE I

SCHEDULE OF PURCHASERS

SCHEDULE I

SCHEDULE OF PURCHASERS

NAME OF PURCHASER	DOLLAR AMOUNT OF INVESTMENT	PER SHARE PURCHASE PRICE	NO. OF SHARES OF COMMON STOCK

TOTAL

NAME OF PURCHASER	DOLLAR AMOUNT OF INVESTMENT	NO. OF SHARES OF SERIES A MANDATORY CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK
$

TOTAL	$

EXHIBIT A

ARTICLES SUPPLEMENTARY

TO THE

ARTICLES OF INCORPORATION

OF

PROVIDENT BANKSHARES CORPORATION

WHEREAS, by the Articles of Incorporation, as amended (the “Articles of Incorporation”), of Provident Bankshares Corporation (the “Corporation”), 5,000,000 shares of serial preferred stock, with $1.00 par value per share (the “Preferred Stock”) are authorized; and

WHEREAS, in and by Article Sixth of the Articles of Incorporation, the Board of Directors of the Corporation, pursuant to Section 2-208 of the Maryland General Corporation Law, is expressly authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Preferred Stock in series and to fix and state the powers, designations, preferences, and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof; and

WHEREAS, the Board of Directors now desires to fix and determine the terms of the Preferred Stock with respect to the issuance of certain shares of Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, as follows:

Section 1. Designation and Amount. There is hereby created a series of Preferred Stock to be designated as the Series A Mandatory Convertible Non-Cumulative Preferred Stock (the “Convertible Preferred Stock”). The number of shares constituting the Convertible Preferred Stock shall be 51,215. The number of shares of Convertible Preferred Stock may not be increased, but may be decreased, but not below the number of shares then outstanding. Each share of Convertible Preferred Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with the other shares of Convertible Preferred Stock.

Section 2. Certain Definitions. As used herein, the following terms shall have the meanings defined in this Section 2. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Articles of Incorporation, unless the context otherwise requires:

“Affiliate” shall have the meaning given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

“Articles of Incorporation” shall have the meaning set forth in the recitals.

“Applicable Market Value” shall have the meaning set forth in Section 13(e).

“Board of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by such board of directors, any committee of the board of directors duly authorized to take such action.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

“Buy-In” shall have the meaning set forth in Section 10(e) hereof.

“Common Stock” as used herein means the Corporation’s common stock, par value $1.00 per share, as the same exists at the Issue Date, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

“Conversion Date” shall have the meaning set forth in Section 10(a) hereof.

“Conversion Notice” shall have the meaning set forth in Section 9(b) hereof.

“Conversion Rate” shall have the meaning set forth in Section 8(b) hereof.

“Convertible Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

“Corporation” shall have the meaning set forth in the recitals.

“Daily Closing Price” of the Common Stock (or any other securities, cash or other property into which the Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) on any Trading Day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by as reported by the Nasdaq Stock Market, or, if the Common Stock (or such other property) is not listed on the Nasdaq Stock Market, then as reported by the principal national securities exchange on which the Common Stock (or such other property) is listed or if the Common Stock (or such other property) is not so listed or quoted on a U.S. national securities exchange, or, if no closing price for the Common Stock (or such property) is so reported, the last quoted bid price for the Common Stock (or such property) in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock (or such property) on that date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation. For the purposes of this Statement with Respect to Shares, all references herein to the closing sale price and the last sale price reported of the Common Stock (or other property) on the Nasdaq Stock Market shall be the closing sale price and last reported sale price as reflected on the website of the Nasdaq Stock Market (www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the Nasdaq Stock Market and as reported by Bloomberg Professional Service, the closing sale price and the last reported sale price on the website of the Nasdaq Stock Market shall govern.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Period” means the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if there is no preceding Dividend Payment Date, on the Issue Date.

“Early Conversion” shall have the meaning set forth in Section 9(a) hereof.

“Early Conversion Date” shall have the meaning set forth in Section 9(e) hereof.

“Electing Share” shall have the meaning set forth in Section 13(e) hereof.

“Exchange Property” shall have the meaning set forth in Section 13(e) hereof.

“Holder” means the Person in whose name the shares of the Convertible Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Issue Date” shall mean April 14, 2008, the original date of issuance of the Convertible Preferred Stock.

“Junior Stock” means the Corporation’s Common Stock and each other class of capital stock or series of preferred stock established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Preference” means, as to the Convertible Preferred Stock, $1,000 per share.

“Mandatory Conversion Date” means April 1, 2011.

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock (or any other securities, cash or other property into which the Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq Stock Market or otherwise) in the Common Stock (or such other property) or in any options, contracts or future contracts relating to the Common Stock (or such other property), and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Nasdaq Stock Market” means the Nasdaq Stock Market, LLC.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Parity Stock” means any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank on a parity with the Convertible Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Reorganization Event” shall have the meaning set forth in Section 13(e) hereof.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national securities exchange or market on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national securities exchange, on the principal other market on which the Common Stock is then traded.

“Senior Stock” means any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Convertible Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Nasdaq Stock Market is open for trading, or, if the Common Stock (or any other securities, cash or other property into which the Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the Nasdaq Stock Market, any day on which the principal national securities exchange on which the Common Stock (or such other property) is listed is open for trading, or, if the Common Stock (or such other property) is not listed on a national securities exchange, any business day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” shall mean Computershare, Inc., the Corporation’s duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Convertible Preferred Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent; provided that the Corporation shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

“Voting Rights Class” shall have the meaning set forth in Section 6(a)(i) hereof.

Section 3. Ranking. The Convertible Preferred Stock will, with respect to both dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, rank (i) senior to all Junior Stock, (ii) on parity with Parity Stock and (iii) junior to all Senior Stock.

Section 4. Dividends.

(a) Holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors, but only out of funds legally available therefor, non-cumulative cash dividends at a rate per annum equal to 10.0% on the liquidation preference of $1,000 per share of Convertible Preferred Stock, and no more, payable in arrears on each May 1, August 1, November 1 and February 1. If any date specified pursuant to the preceding sentence is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall accrue to the actual payment date. The term “Dividend Payment Date” means May 1, August 1, November 1 and February 1, or if any such day in the case of this clause is not a Business Day, the next Business Day; provided, however, that the first Dividend Payment Date shall be August 1, 2008. The term “Dividend Period” means each period from and including a Dividend Payment Date (or the date of issuance of the Convertible Preferred Stock for the first Dividend Payment Date) to but excluding the next Dividend Payment Date; provided, however, that the final Dividend Period shall be from February 1, 2011 to but excluding the Mandatory Conversion Date. The amount of dividends payable for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) Dividends on shares of Convertible Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Convertible Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Convertible Preferred Stock shall have no right to receive, dividends accrued for the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to Convertible Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation. Holders of Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Convertible Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.

(c) In the event that in any fiscal quarter the board of directors declares a cash dividend or distribution on its Common Stock in an amount in excess of $0.165 per share (as adjusted for any stock dividend or split, recapitalization, consolidation or similar transactions), the board of directors shall, in addition to and not in lieu of any dividend declared pursuant to Section 4(a) hereof, declare a dividend on the Convertible Preferred Stock for the then current Dividend Period at a rate per annum equal to (i) the percentage amount by which the Common Stock dividend exceeds $0.165 multiplied by (ii) 10.0% (rounded to the nearest one-hundredth).

Section 5. Payment Restrictions. So long as any share of Convertible Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Convertible Preferred Stock as described in Section 4 have been paid in full or declared and set aside for payment (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, and (iii) no shares of Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Parity Stock for or into Parity Stock or Junior Stock, or the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or for or into Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Convertible Preferred Stock and such Parity Stock. When dividends are not paid in full upon the shares of Convertible Preferred Stock and any Parity Stock, all dividends declared upon shares of Convertible Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Convertible Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on such Parity Stock that may be in arrears. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of the Convertible Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Convertible Preferred Stock shall not be entitled to participate in any such dividend.

Section 6. Voting Rights.

(a) The Holders of the Convertible Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Maryland law from time to time:

(i) So long as any shares of Convertible Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock and all other shares of any Parity Stock having similar voting rights that are exercisable (the “Voting Rights Class”), voting as a single class, in person or by proxy, at an annual meeting of the Corporation’s shareholders or at a special meeting called for such purpose, or by written consent in lieu of such meeting, alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Corporation’s Articles of Incorporation or the provisions hereof if the amendment would amend, alter or affect the powers, preferences or rights of the Convertible Preferred Stock so as to adversely affect the Holders thereof, including, without limitation, the creation of, increase in the authorized number of, or issuance of, shares of any class or series of Senior Stock.

(ii) In exercising the voting rights set forth in this Section 6(a), each share of Convertible Preferred Stock and any other shares of the Voting Rights Class participating in the vote described above shall be in proportion to the liquidation preference of each such share.

(b) The Corporation may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock, without the consent of the Holders of Convertible Preferred Stock, and in taking such actions the Corporation shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of Holders of shares of Convertible Preferred Stock.

Section 7. Liquidation, Dissolution or Winding-Up.

(a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder of Convertible Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, the Liquidation Preference plus an amount equal to all declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, and before any payment or distribution is made on, any Junior Stock, including, without limitation, Common Stock.

(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the Holders of the shares of Convertible Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d) If upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to the Liquidation Preference of the Convertible Preferred Stock and all Parity Stock are not paid in full, the holders of the Convertible Preferred Stock and the Parity Stock will share equally and ratably in any distribution of the Corporation’s assets in proportion to the full liquidation preference and accumulated and unpaid dividends to which such holders are entitled.

Section 8. Mandatory Conversion on the Mandatory Conversion Date.

(a) Each share of Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 9 hereof) on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate.

(b) The “Conversion Rate” shall be equal to 95.238 shares of Common Stock per share of Convertible Preferred Stock. The Conversion Rate is subject to adjustment in accordance with the provisions of Section 13 hereof.

(c) The Holders of Convertible Preferred Stock on the Mandatory Conversion Date shall have the right to receive an amount equal to all declared and unpaid dividends for the then-current Dividend Period to the Mandatory Conversion Date.

Section 9. Early Conversion at the Option of the Holder.

(a) Shares of the Convertible Preferred Stock are convertible, in whole or in part, at the option of the Holder thereof (“Early Conversion”) at any time prior to the Mandatory Conversion Date, into shares of Common Stock at the Conversion Rate, subject to adjustment as set forth in Section 13 hereof.

(b) Any written notice of conversion (“Conversion Notice”) pursuant to this Section 9 shall be duly executed by the Holder, and specify:

(i) the number of shares of Convertible Preferred Stock to be converted;

(ii) the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered and whether such shares of Common Stock are to be issued in book-entry or certificated form (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the Holder);

(iii) if certificates are to be issued, the address to which such Holder wishes delivery to be made of such new certificates to be issued upon such conversion; and

(iv) any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.

(c) If specified by the Holder in the Conversion Notice that shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be issued to a person other than the Holder surrendering the shares of Convertible Preferred Stock being converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.

(d) Upon receipt by the Transfer Agent of a completed and duly executed Conversion Notice , compliance with Section 9(c), if applicable, and surrender of a certificate representing share(s) of Convertible Preferred Stock to be converted (if held in certificated form), the Corporation shall, within three Business Days or as soon as possible thereafter, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the notice of conversion. If a Holder elects to hold its shares of Common Stock issuable upon conversion of the Convertible Preferred Stock in certificated form, the Corporation shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the Holder thereof, at the address designated by such Holder in the Conversion Notice, a certificate or certificates representing the number of shares of Common Stock to which such Holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Convertible Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such Holder or such Holder’s designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Convertible Preferred Stock that shall not have been converted.

(e) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Convertible Preferred Stock in respect of the Liquidation Preference of such shares in accordance with the terms hereof shall be deemed effective immediately prior to the close of business on the day (the “Early Conversion Date”) of receipt by the Transfer Agent of the Conversion Notice and other documents, if any, set forth in Section 9(b) hereof, compliance with Section 9(c), if applicable, and the surrender by such Holder or such Holder’s designee of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted (if held in certificated form), duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto).

Section 10. Conversion Procedures.

(a) On the Mandatory Conversion Date or any Early Conversion Date (collectively, a “Conversion Date”), any shares of Convertible Preferred Stock converted to Common Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive shares of Common Stock into which such shares of Convertible Preferred Stock are convertible.

(b) The person or persons entitled to receive the Common Stock issuable upon any such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Conversion Date. No allowance or adjustment, except as set forth in Section 13, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Conversion Date. Prior to such applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Convertible Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Convertible Preferred Stock.

(c) Shares of Convertible Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance.

(d) In the event that a Holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Convertible Preferred Stock should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) In addition to any other rights available to the Holders of Convertible Preferred Stock, if the Corporation fails to cause its Transfer Agent to transmit to a Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of the Holder’s Convertible Preferred Stock, or to otherwise electronically transfer the shares to an account of the Holder, on or before the third business day after the Corporation’s receipt of an executed copy of the Conversion Notice (so long as the applicable certificate or certificates for the Convertible Preferred Stock and the original Conversion Notice are received by the Corporation on or before such third business day) or the Mandatory Conversion Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of Convertible Preferred Stock which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Corporation shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Convertible Preferred Stock that the Corporation was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the shares of Convertible Preferred Stock and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its conversion and delivery obligations hereunder. For example, if a Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Corporation shall be required to pay to the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Convertible Preferred Stock as required pursuant to the teams hereof.

Section 11. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding. For purposes of this Section 11(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders),

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the Nasdaq Stock Market or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 12. Fractional Shares.

(a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Convertible Preferred Stock or as a result of any payment of dividends on the Convertible Preferred Stock in shares of Common Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof or a conversion at the option of the Holder pursuant to Section 9, the Corporation shall at its option either (i) issue to such Holder a whole share of Common Stock or (ii) pay an amount in cash (computed to the nearest cent) equal to the fraction of the average Daily Closing Price of the Common Stock for the five consecutive Trading Days ending on the second Trading Day immediately preceding the Mandatory Conversion Date or Early Conversion Date, as applicable.

(c) If more than one share of the Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Convertible Preferred Stock so surrendered.

Section 13. Anti-Dilution Adjustments to the Conversion Rate.

(a) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × OS1 / OS0

where:

CR0	=	the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new Conversion Rate in effect taking such event into account

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

OS1	=	the number of shares of Common Stock outstanding immediately after such event

Any adjustment made pursuant to this subclause (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this subclause (i) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) Reserved.

(c) Calculation of Adjustments.

(i) No adjustment in the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion of Convertible Preferred Stock pursuant to Section 8 or 9.

(ii) No adjustment to the Conversion Rate need be made if Holders may participate in the transaction that would otherwise give rise to such adjustment, so long as the distributed assets or securities the Holders would receive upon conversion of the Convertible Preferred Stock—if such assets or securities are convertible, exchangeable, or exercisable—are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of the Convertible Preferred Stock. The applicable Conversion Rate shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(D) for a change in the par value of the Common Stock;

(E) as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.

(iii) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors, or a duly authorized committee thereof, shall be final and conclusive unless clearly inconsistent with the intent hereof.

(d) Notice of Adjustment. Whenever the Conversion Rate is to be adjusted, the Corporation shall: (i) compute the adjusted Conversion Rate and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the adjusted Conversion Rate the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the Convertible Preferred Stock of the occurrence of such event and (iii) as soon as practicable following the determination of the revised Conversion Rate provide, or cause to be provided, to the Holders of the Convertible Preferred Stock a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the revised Conversion Rate.

(e) Reorganization Events. In the event of:

(A) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another Person),

(B) any sale, transfer, lease or conveyance to another Person of all or substantially all of the Corporation’s property and assets, or

(C) any reclassification of the Common Stock into securities including securities other than the Common Stock (any such event specified in paragraphs (A) through (C), a “Reorganization Event”), each share of Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, after such Reorganization Event, be convertible into the kind of securities, cash and other property receivable in such Reorganization Event (without any interest thereon and without any right to dividends or distribution thereon which have a record date that is prior to the Conversion Date) per share of Common Stock (the “Exchange Property”) by a holder of Common Stock that exercised his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event and in respect of which such rights of election shall have been exercised (“Electing Share”), then, for the purpose of this Section 13(e) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Electing Share shall be deemed to be the weighted average of the kinds and amounts so receivable per share by the Electing Shares). The amount of Exchange Property receivable upon conversion of any Convertible Preferred Stock in accordance with Section 8 or 9 hereof shall be determined based upon the Conversion Rate in effect on such Conversion Date.

For purposes of this Section 13(e), “Applicable Market Value” shall be deemed to refer to the Applicable Market Value of the Exchange Property and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Daily Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The above provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).

(f) For purposes of this Section 13, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14. Replacement Stock Certificates.

(a) If any of the Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Convertible Preferred Stock certificate, or in lieu of and substitution for the Convertible Preferred Stock certificate lost, stolen or destroyed, a new Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificates representing the Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable pursuant to the terms of the Convertible Preferred Stock formerly evidenced by the certificate.

Section 15. Transfer Agent, Registrar, Redemption, Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar, Redemption, Conversion and Dividend Disbursing Agent for the Convertible Preferred Stock shall be Computershare, Inc. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Convertible Preferred Stock.

Section 16. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Statement with Respect to Shares) with postage prepaid, addressed: (i) if to the Corporation, to its office at 114 East Lexington Street, Baltimore, Maryland 21201, Attention: Chief Financial Officer or to the Transfer Agent at its Corporate Trust Office, or other agent of the Corporation designated as permitted by this Statement with Respect to Shares, or (ii) if to any Holder of the Convertible Preferred Stock or holder of shares of Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Convertible Preferred Stock or Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) The Liquidation Preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

(d) The Convertible Preferred Stock shall not be redeemable.

(e) Any shares of Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $1.00 per share, and may be reissued as part of a new series of Preferred Stock, par value $1.00 per share, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Articles of Amendment creating a series of Preferred Stock, par value $1.00 per share, or any similar stock or as otherwise required by law.

The Executive Committee of the Board of Directors of the Corporation, as authorized by the Board of Directors, duly adopted the resolution contained in these Articles Supplementary on April     , 2008.

IN WITNESS WHEREOF, Gary N. Geisel, its Chief Executive Officer, has executed this instrument and its secretary, Robert L. Davis, has affixed the corporate seal hereto and attested said seal on the      day of April, 2008.

PROVIDENT BANKSHARES CORPORATION

By:
SEAL		Gary N. Geisel, Chief Executive Officer

ATTEST:

Robert L. Davis, Secretary

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of April 9, 2008 by and among Provident Bankshares Corporation, a Maryland corporation (the “Company”), and the persons listed on the signature page hereof (referred to collectively herein as the “Investors” and each individually as an “Investor”).

RECITALS

WHEREAS, this Agreement is made pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of April 9, 2008, by and among the Company and certain purchasers of Shares and/or Series A Stock; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1	GENERAL

1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular person or entity.

“Common Stock” means shares of common stock, $1.00 par value per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.10 hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” means (a) the Shares; (b) shares of Common Stock issued or issuable upon the conversion of any Series A Stock, and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares and/or the Series A Stock held by the Holders provided, however, that Registrable Securities shall not include any shares of Common Stock which have been sold to the public by a Holder either pursuant to a registration statement or Rule 144 under the Securities Act, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

“Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to exercisable or convertible securities (including Series A Stock).

“Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (including any Mandatory Registration or Shelf Registration), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and fees and expenses of underwriters (excluding discounts and commissions) and any other Persons retained by the Company, but shall not include Selling Expenses, certain fees and disbursements of counsel for the Holders (except as set forth below) and the compensation of regular employees of the Company, which shall be paid in any event by the Company. Notwithstanding the foregoing, Registration Expenses shall include the reasonable, documented, fees and expenses of one counsel chosen by the holders of a majority of the Registrable Securities covered by such registration for such counsel rendering services customarily performed by counsel for selling stockholders that are submitted to the Company in writing.

“SEC” or “Commission” means the Securities and Exchange Commission and any successor agency.

“Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

“Series A Stock” means Series A Mandatory Convertible Non-cumulative Preferred Stock issued by the Company to investors pursuant to the Stock Purchase Agreement.

“Shares” mean shares of Common Stock issued by the Company to the Investors pursuant to the Stock Purchase Agreement.

“Trading Day” means a day on which the principal securities exchange or automated quotation system upon which the Registrable Securities are then listed for public trading) shall be open for business.

SECTION 2	REGISTRATION

2.1	Shelf Registration

(a) In accordance with the requirements of Section 2.3 below, the Company shall use its reasonable best efforts to file with the SEC, and to cause to be declared effective by the SEC, a registration statement on the applicable SEC form with respect to the resale from time to time, whether underwritten or otherwise, of the Registrable Securities by the Holders thereof. The Company shall also use its reasonable best efforts to maintain the effectiveness of the registration effected pursuant to this Section 2.1 and keep such registration statement free of any material misstatements or omissions at all times, subject only to the limitations on effectiveness set forth below. The registration contemplated by this Section 2.1 is referred to herein as the “Mandatory Registration.” The Mandatory Registration shall be filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”). So long as any such Shelf Registration is effective as required herein and in compliance with the Securities Act and is usable for resale of Registrable Securities, the holders of at least fifty percent (50%) of the Registrable Securities shall be entitled to demand up to four draw-downs (including underwritten draw-downs, provided that the anticipated aggregate offering value of the Registrable Securities requested to be included in such underwritten draw-down must equal at least twenty-five percent (25%) of the Registrable Securities then outstanding) under the Shelf Registration and, in connection with any such draw-down, the Company shall take all reasonable actions referred to in Section 2.3 necessary to effectuate such sale. The foregoing provision is not intended to limit a Holder’s ability to re-sell Registrable Securities from time to time that have already been registered under a Shelf Registration pursuant to this Agreement. The Company shall use its reasonable efforts to cause the registration statement filed on Form S-3 or any similar short-form registration as the Company may elect to remain effective until such date (the “Shelf Termination Date”) as is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date on which all remaining Registrable Securities may be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, after taking into account any Holders’ status as an Affiliate of the Company as determined by the counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect (provided that at least twelve (12) months have lapsed since the Registrable Securities were acquired from the Company, as calculated in accordance with Rule 144). If the Company is not then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on another appropriate form in accordance herewith. In the event the Mandatory Registration must be effected on Form S-1 or any similar long-form registration as the Company may elect, the Company shall use commercially reasonable efforts to file such registration as a Shelf Registration and the Company shall use its commercially reasonable efforts to keep such registration current and effective, including by filing periodic post-effective amendments to update the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act until the Shelf Termination Date. By 9:30 a.m. on the Trading Day immediately following the effective date of the applicable registration statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such registration statement.

(b) If the Holders intend to distribute the Registrable Securities by means of an underwritten takedown off the registration statement filed pursuant to the Mandatory Registration, they shall so advise the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such underwritten takedown off the registration statement filed pursuant to the Mandatory Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Holders of a majority of the Registrable Securities; provided that no Holder of Registrable Securities included in any underwritten registration or underwritten takedown off the registration statement filed pursuant to the Mandatory Registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s title to the securities and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 2.7 below.

Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) In no event shall the Company include securities, whether on behalf of itself or any other person, other then the Registrable Securities on any registration statement filed pursuant to this Section 2.

(d) Notwithstanding anything to the contrary contained in this Agreement, in the event the Commission seeks to characterize any offering pursuant to a Mandatory Registration filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company, or in any other manner, such that the Commission does not permit such registration statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to each Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such registration statement until such time as the Commission shall so permit such registration statement to become effective as aforesaid. In making such reduction, the Company shall then reduce the number of shares to be included by all Holders of Registrable Securities on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each such Holder). As soon as practicable thereafter (as permitted by the Commission), the Company shall register the additional Registrable Securities on such additional registration statements as may be required to register the resale of all of the Registrable Securities (to the extent it can without causing the foregoing problem). In no event shall a Holder be required to be named as an “underwriter” in a registration statement without such Holder’s prior written consent.

2.2 Expenses of Registration. All reasonable Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

2.3 Additional Obligations of the Company. The Company shall:

(a) Within forty-five (45) days of the date of the Agreement, prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within one hundred-twenty (120) days of the date of the Agreement (provided that at least three (3) Trading Days before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, and the Company shall in good faith consider any comments of such counsel).

(b) Promptly notify the Holders (i) when the Company has been notified by the Commission whether or not a registration statement or any amendment thereto will be subject to a review by the Commission and (ii) if reviewed, when the Company has been notified by the

Commission that a registration statement or amendment thereto will not be subject to further review. Upon the request of a Holder, the Company shall provide such Holder true and complete copies of all correspondence from and to the Commission relating to a registration statement (with all material, non-public information regarding the Company redacted from such copies). The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to the registration statement or any amendments thereto. The Company shall promptly file with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act after the Company is notified (orally or in writing, whichever is earlier) by the Commission that a registration statement will not be reviewed, or will not be subject to further review, such that the Registration Statement shall be declared effective no later than five (5) Trading Days after such notification.

(c) Furnish to the Investors and Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor and/or Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Promptly notify each Investor who holds, and each Holder of, Registrable Securities covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that in no event shall such notice contain any material, non-public information regarding the Company) and, the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, and (ii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order.

(i) Use its commercially reasonable best efforts to cause all Shares and shares of Common Stock into which Series A Stock may be converted to be listed on each securities exchange (including the NASDAQ Stock Market) on which similar securities issued by the Company are then listed.

(j) Use its commercially reasonable best efforts to cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and, registered in such names as the Holders may request.

(k) Provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement.

(l) Provide and cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any registration statement from and after a date not later than the effective date of such registration statement.

(m) Use its commercially reasonable best efforts to maintain eligibility to use Form S-3 (or any successor form thereto) for the registration of the resale of the Registrable Securities.

(n) Not, nor shall any Subsidiary or affiliate thereof, identify any Investor as an underwriter in any public disclosure or filing with the SEC or any Principal Market (as defined in the Stock Purchase Agreement) or any other securities exchange or market and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Stock Purchase Agreement).

2.4 Suspension of Sales. Upon receipt of written notice from the Company that the registration statement or a prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement”), each Investor who holds, and each Holder of, Registrable

Securities shall forthwith discontinue disposition of Registrable Securities until such Investor and/or Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Investor and/or Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Investor and/or Holder shall deliver to the Company all copies, other than permanent file copies then in such Investor’s or Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company will not suspend the sales under the prospectus more than two times in any three hundred-sixty-five (365) day period and the total number of days that any such suspension may be in effect in any three hundred-sixty-five (365) day period shall not exceed 45 days.

2.5 Termination of Registration Rights. An Investor’s and a Holder’s registration rights shall expire if all Registrable Securities held by such Investor or Holder (and its Affiliates, partners, members and former members) may be sold may be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, after taking into account any Holders’ status as an affiliate of the Company as determined by the counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect (provided that at least twelve (12) months have lapsed since the Registrable Securities were acquired from the Company, as calculated in accordance with Rule 144).

2.6 Delay of Registration; Furnishing Information.

(a) No Investor or Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.3 that the selling Investors and/or Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, Holder, any underwriter (as defined in the Securities Act) for such Investor or Holder and each person, if any, who controls such Investor or Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Investor, Holder, underwriter or controlling person, as accrued any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by any such Investor, Holder, underwriter or controlling person.

(b) To the extent permitted by law and provided that such Holder is not entitled to indemnification pursuant to Section 2.7(a) above with respect to such matter, each selling Investor or Holder (severally and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Investor or Holder selling securities in such registration statement and any controlling person of any such underwriter or other Investor or Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Investor or Holder expressly for use in connection with such registration statement; and each such Investor or Holder will pay, as accrued, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of such Holder’s untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor or Holder (which consent shall not be unreasonably withheld); provided, that, (x) the indemnification obligations in this Section 2.7(b) shall be individual and ratable not joint and several for each Holder and (y) in no event shall the aggregate of all indemnification payments by any Investor and/or Holder under this Section 2.7(b) exceed the net proceeds from the offering received by such Investor and/or Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if (i) the indemnifying party shall have failed to assume the defense of such claim within seven (7) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such indemnified party, as the case may be; or (ii) in the reasonable opinion of counsel retained by the indemnifying party, representation of such indemnified party by such counsel would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.

(d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Investor or Holder will be obligated to contribute pursuant to this Section 2.7(d) will be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of

Registrable Securities sold by such Investor or Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Investor or Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that the indemnification provisions of the Holders in any underwriting agreement may not conflict with the provisions of this Section 2.7 without the consent of the affected Holders.

(f) The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by an Investor or Holder to a transferee or assignee of Registrable Securities to which (a) there is transferred to such transferee no less than ten thousand (10,000) shares of Registrable Securities, appropriately adjusted to reflect any stock splits, stock dividends, subdivisions, reverse splits and similar events, (b) such transferee is an investment advisory client, Affiliate, subsidiary or parent company, family member or family trust for the benefit of a party hereto, (c) such transferee shares a common discretionary investment advisor with such Investor or Holder, or (d) such transferee or transferees are partners or members of an Investor or Holder, who agree to act through a single representative; provided, however, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.9 Reserved.

2.10 Rule 144 Reporting. With a view to making available to the Investors and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as an Investor or Holder owns any Registrable Securities, furnish to such Investor or Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as an Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3	MISCELLANEOUS

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Maryland. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Baltimore, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. For the purposes of determining a majority of Registrable Securities, shares of Preferred Stock will be counted on an as-converted basis. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by any Investors which are Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

PROVIDENT BANKSHARES CORPORATION

By:
Name:	Gary N. Geisel
Title:	President and Chief Executive Officer

Address:	114 East Lexington Street Baltimore, Maryland 21201

By:
Name:
Title:

Address:

EXHIBIT C

DRAFT FORM OF OPINION OF

MULDOON MURPHY & AGUGGIA LLP

—, 2008

To:	The Purchasers named on Schedule I hereto

Re:	Provident Bankshares Corporation

Ladies and Gentlemen:

This opinion is being furnished to you pursuant to Section 3.1(e) of the Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Provident Bankshares Corporation, a Maryland corporation (the “Corporation”), and the persons named therein as Purchasers (the “Purchasers”), relating to the issuance and sale by the Corporation to the Purchasers of up to an aggregate of — shares of Common Stock, $1.00 par value, of the Corporation (the “Shares”) and up to an aggregate of — shares of Series A Mandatory Convertible Non-Cumulative Preferred Stock (the “Preferred Stock”). Capitalized terms used but not defined in this opinion shall have the meanings described to them in the Purchase Agreement.

In rendering this opinion, we have examined such documents and records as we deemed appropriate, including the following:

(i) Copy of the Amended and Restated Articles of Incorporation of the Corporation, as amended, certified as of a recent date by the Secretary of State of the State of Maryland;

(ii) Copy of the Amended and Restated By-laws of the Corporation, certified by the Secretary of the Corporation to be a true and complete copy;

(iii) Certificate dated as of a recent date of the Secretary of State of the State of Maryland certifying as to the incorporation and good standing of the Corporation under the laws of the State of Maryland;

(iv) Copies, certified by the Secretary of the Corporation to be true and complete, of the resolutions duly adopted by the Board of Directors of the Corporation on [DATE] and [DATE];

(v) Copy of the Purchase Agreement;

(vi) A copy of the Articles Supplementary to the Articles of Incorporation of Provident Bankshares Corporation relating to the Preferred Stock;

(vii) Copies of the Disclosure Materials; and

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(viii) Copies of the certificates evidencing the Shares and the Preferred Stock.

In connection with this opinion, we have examined and relied upon the originals or copies of such records of the Corporation, certificates of officers of the Corporation, certificates of transfer agents and public officials, and such other documents as we have deemed relevant and necessary as a basis for our opinions. We have also reviewed and relied upon the factual representations set forth in the Purchase Agreement.

In the course of our examination, we have assumed the genuineness of all signatures other than signatures by officers of the Corporation, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that:

(a) The Corporation and Provident Bank are validly existing in good standing under their respective jurisdictions of incorporation or organization.

(b) The Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Corporation, has been duly executed and delivered by the Corporation and, assuming due execution and delivery by the Purchasers, constitutes the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether considered in a proceeding in equity or at law) or by matters of public policy.

(c) The issuance of the Shares and the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Corporation and, when paid for in accordance with the Purchase Agreement, the Shares and the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(d) Except as previously made or obtained or as may be required under state securities or blue sky laws, the rules and regulations of The Nasdaq Stock Market, LLC or the General Corporation Law of the State of Maryland, as the case may be, no authorization, approval, consent, order, registration, qualification, filing, or decree of any court or governmental authority or agency is necessary for the execution, delivery and performance by the Corporation of its obligations under the Purchase Agreement.

(e) The issuance, sale and delivery of the Shares and the Preferred Stock by the Corporation to the Purchasers under the circumstances contemplated by the Purchase Agreement is not required to be registered under the Securities Act of 1933, as amended.

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(f) Neither the Corporation nor Provident Bank is an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

(g) The execution and delivery by the Corporation of the Purchase Agreement, and the performance by the Corporation of its agreements under the Purchase Agreement, do not (i) violate the Corporation’s Articles of Incorporation, as amended or By-laws, as amended, or (ii) result in a breach of, constitute a default under, or result in the creation of any material lien, security interest or other encumbrance upon any of the Corporation’s or Provident Bank’ properties under, any agreement (a) listed as an exhibit to the Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 and (b) listed as an exhibit to the Corporation’s Current Reports on Form 8-K filed but not furnished since December 31, 2007.

(h) the Articles Supplementary to the Articles of Incorporation of Provident Bankshares Corporation relating to the Preferred Stock has been adopted by the Corporation in accordance with all applicable legal requirements.

This opinion is limited to the specific issues addressed herein and is limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you of any changes therein which may occur after the date hereof.

We express no opinion herein with respect to the laws of any jurisdiction other than the corporate laws of the State of Maryland and the federal securities laws of the United States.

This opinion is rendered to you solely for your benefit in connection with the Transactions, and may not be relied upon by you for any other purpose, or by any other person for any purpose, without our prior express written consent.

Very truly yours,

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